Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors
Acorda Therapeutics, Inc:

We consent to the use of our report included herein and to the references to our firm under the headings “Experts” and “Selected Consolidated Financial and Operating Data” in the prospectus.

                                                                                                                KPMG LLP

December 15, 2003

Short Hills, New Jersey